Exhibit 99.1

Health Catalyst Reports First Quarter 2023 Results

SALT LAKE CITY, UT, May 9, 2023 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended March 31, 2023.

“In the first quarter of 2023, I am pleased to share that we achieved strong performance across our business, including exceeding the mid-point of our quarterly guidance for both revenue and Adjusted EBITDA. This financial performance demonstrates our ability to continue to scale our business as we drive toward our long-term profitability goals,” said Dan Burton, CEO of Health Catalyst. “Additionally, I am excited to announce a meaningful expansion of our tech-enabled managed services partnership with our longest-standing client, Allina Health. This expansion, which includes more chart abstraction responsibility, increases Allina’s recurring revenue to now be approximately $11 million per year. We continue to appreciate Allina’s multi-faceted partnership and trust in Health Catalyst since the beginning of our relationship with them nearly 15 years ago, and we are encouraged to see other potential areas of expansion with them in the future.”

Financial Highlights for the Three Months Ended March 31, 2023

Key Financial Metrics

	Three Months Ended March 31,		Year over Year Change
	2023	2022
GAAP Financial Data:	(in thousands, except percentages, unaudited)
Technology revenue	$47,186	$42,230	12%
Professional services revenue	$26,682	$25,857	3%
Total revenue	$73,868	$68,087	8%
Loss from operations	$(34,914)	$(24,347)	(43)%
Net loss	$(33,190)	$(22,458)	(48)%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$32,958	$29,598	11%
Adjusted Technology Gross Margin	70%	70%
Adjusted Professional Services Gross Profit	$5,414	$7,574	(29)%
Adjusted Professional Services Gross Margin	20%	29%
Total Adjusted Gross Profit	$38,372	$37,172	3%
Total Adjusted Gross Margin	52%	55%
Adjusted EBITDA	$4,164	$671	521%
___________________
(1)These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the second quarter of 2023, we expect:
•Total revenue between $70.3 million and $74.3 million, and
•Adjusted EBITDA between $0.75 million and $4.75 million
For the full year of 2023, we expect:
•Total revenue between $290.0 million and $295.0 million, and
•Adjusted EBITDA between $9.0 million and $11.0 million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Tuesday, May 9, 2023, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 225-9448 for U.S. participants, or (203) 518-9708 for international participants, and referencing conference ID “HCAT Q123.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its clients leverage the cloud-based data platform — powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our and our CEO's social media accounts, in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q2 and fiscal year 2023. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners; (v) the impact of the challenging macroeconomic environment (including high inflationary and/or high interest rate environments) on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 expected to be filed with the SEC on or about May 9, 2023 and the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of March 31,	As of December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$133,479	$116,312
Short-term investments	223,448	247,178
Accounts receivable, net	61,862	47,970
Prepaid expenses and other assets	15,728	16,335
Total current assets	434,517	427,795
Property and equipment, net	26,441	25,928
Operating lease right-of-use assets	16,161	16,658
Intangible assets, net	84,410	92,189
Goodwill	185,982	185,982
Other assets	4,790	3,734
Total assets	$752,301	$752,286
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,243	$4,424
Accrued liabilities	23,953	19,691
Deferred revenue	65,905	54,961
Operating lease liabilities	3,394	3,434
Total current liabilities	102,495	82,510
Convertible senior notes	226,900	226,523
Deferred revenue, net of current portion	189	105
Operating lease liabilities, net of current portion	17,448	18,017
Other liabilities	123	121
Total liabilities	347,155	327,276

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value per share, and additional paid in capital; 500,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 55,843,457 and 55,261,922 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1,437,654	1,424,681
Additional paid-in capital
Accumulated deficit	(1,032,213)	(999,023)
Accumulated other comprehensive loss	(295)	(648)
Total stockholders’ equity	405,146	425,010
Total liabilities and stockholders’ equity	$752,301	$752,286

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Revenue:
Technology	$47,186	$42,230
Professional services	26,682	25,857
Total revenue	73,868	68,087
Cost of revenue, excluding depreciation and amortization shown below:
Technology(1)(2)(3)	14,727	13,327
Professional services(1)(2)(3)	23,577	20,669
Total cost of revenue, excluding depreciation and amortization	38,304	33,996
Operating expenses:
Sales and marketing(1)(2)(3)	18,569	20,818
Research and development(1)(2)(3)	17,082	17,148
General and administrative(1)(2)(3)(4)	23,833	8,823
Depreciation and amortization	10,994	11,649
Total operating expenses	70,478	58,438
Loss from operations	(34,914)	(24,347)
Interest and other expense, net	1,793	(1,662)
Loss before income taxes	(33,121)	(26,009)
Income tax provision (benefit)(2)	69	(3,551)
Net loss	$(33,190)	$(22,458)
Net loss per share, basic	$(0.60)	$(0.42)
Net loss per share, diluted	$(0.60)	$(0.54)
Weighted-average shares outstanding used in calculating net loss per share, basic	55,485	53,007
Weighted-average shares outstanding used in calculating net loss per share, diluted	55,485	53,215
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2023	2022
Stock-Based Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$416	$589
Professional services	1,774	2,167
Sales and marketing	5,442	7,013
Research and development	2,673	3,090
General and administrative	3,579	5,261
Total	$13,884	$18,120

(2)    Includes acquisition-related costs (benefit), net, as follows:

	Three Months Ended March 31,
	2023	2022
Acquisition-related costs (benefit), net:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$71	$106
Professional services	101	219
Sales and marketing	101	397
Research and development	194	558
General and administrative	14	(6,031)
Income tax provision (benefit)	—	(3,600)
Total	$481	$(8,351)

(3) Includes restructuring costs, as follows:

	Three Months Ended March 31,
	2023	2022
Restructuring costs:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$12	$—
Professional services	434	—
Sales and marketing	1,205	—
Research and development	286	—
General and administrative	118	—
Total	$2,055	$—

(4) Includes litigation costs, as follows:

	Three Months Ended March 31,
	2023	2022
Litigation costs:	(in thousands)
General and administrative	$11,664	$—
Total	$11,664	$—

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(33,190)	$(22,458)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	13,884	18,120
Depreciation and amortization	10,994	11,649
Change in fair value of contingent consideration liabilities	—	(8,424)
Non-cash operating lease expense	764	819
Investment (discount) premium amortization	(1,979)	398
Amortization of debt discount and issuance costs	377	374
Provision for expected credit losses	1,514	200
Deferred tax provision (benefit)	2	(3,598)
Other	19	(49)
Change in operating assets and liabilities:
Accounts receivable, net	(15,405)	6,019
Prepaid expenses and other assets	(420)	437
Accounts payable, accrued liabilities, and other liabilities	7,709	(4,812)
Deferred revenue	11,027	4,106
Contingent consideration liabilities	—	(741)
Operating lease liabilities	(876)	(882)
Net cash (used in) provided by operating activities	(5,580)	1,158

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	107,100	80,960
Purchase of short-term investments	(81,070)	(56,719)
Acquisition of business, net of cash acquired	—	(18,509)
Capitalization of internal-use software	(2,864)	(3,261)
Purchase of intangible assets	(98)	(463)
Purchase of property and equipment	(425)	(356)
Proceeds from the sale of property and equipment	6	4
Net cash provided by investing activities	22,649	1,656

Cash flows from financing activities
Proceeds from exercise of stock options	727	1,809
Proceeds from employee stock purchase plan	1,174	1,509
Repurchase of common stock	(1,808)	—
Payments of acquisition-related consideration	—	(930)
Net cash provided by financing activities	93	2,388
Effect of exchange rate changes on cash and cash equivalents	5	(1)
Net increase in cash and cash equivalents	17,167	5,201

Cash and cash equivalents at beginning of period	116,312	193,227
Cash and cash equivalents at end of period	$133,479	$198,428

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, adding back stock-based compensation, acquisition-related costs, net, and restructuring costs as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31, 2023
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$47,186	$26,682	$73,868
Cost of revenue, excluding depreciation and amortization	(14,727)	(23,577)	(38,304)
Gross profit, excluding depreciation and amortization	32,459	3,105	35,564
Add:
Stock-based compensation	416	1,774	2,190
Acquisition-related costs, net(1)	71	101	172
Restructuring costs(2)	12	434	446
Adjusted Gross Profit	$32,958	$5,414	$38,372
Gross margin, excluding depreciation and amortization	69%	12%	48%
Adjusted Gross Margin	70%	20%	52%
_______________
(1)Acquisition-related costs, net include deferred retention expenses following the KPI Ninja and ARMUS acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions.

	Three Months Ended March 31, 2022
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$42,230	$25,857	$68,087
Cost of revenue, excluding depreciation and amortization	(13,327)	(20,669)	(33,996)
Gross profit, excluding depreciation and amortization	28,903	5,188	34,091
Add:
Stock-based compensation	589	2,167	2,756
Acquisition-related costs, net(1)	106	219	325
Adjusted Gross Profit	$29,598	$7,574	$37,172
Gross margin, excluding depreciation and amortization	68%	20%	50%
Adjusted Gross Margin	70%	29%	55%
___________________
(1)Acquisition-related costs, net include deferred retention expenses following the KPI Ninja and Twistle acquisitions.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other (income) expense, net, (ii) income tax provision (benefit), (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, (vi) litigation costs, and (vii) restructuring costs. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs and litigation costs allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Net loss	$(33,190)	$(22,458)
Add:
Interest and other (income) expense, net	(1,793)	1,662
Income tax provision (benefit)	69	(3,551)
Depreciation and amortization	10,994	11,649
Stock-based compensation	13,884	18,120
Acquisition-related costs, net(1)	481	(4,751)
Litigation costs(2)	11,664	—
Restructuring costs(3)	2,055	—
Adjusted EBITDA	$4,164	$671
_______________
(1)Current year acquisition-related costs, net includes deferred retention expenses, while the prior year acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Note 2 in our condensed consolidated financial statements.
(2)Litigation costs include costs related to litigation that are outside the ordinary course of our business. For additional details, refer to Notes 8 and 14 in our condensed consolidated financial statements.
(3)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 18 in our condensed consolidated financial statements.

Adjusted Net Income (Loss) Per Share

Adjusted Net Income (Loss) is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities and the deferred tax valuation allowance release from acquisitions, (iv) litigation costs, (v) restructuring costs, and (vi) non-cash interest expense related to our convertible senior notes. We believe Adjusted Net Income (Loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended March 31,
	2023	2022
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(33,190)	$(22,458)
Add:
Stock-based compensation	13,884	18,120
Amortization of acquired intangibles	7,780	9,348
Acquisition-related costs, net(1)	481	(8,351)
Litigation costs(2)	11,664	—
Restructuring costs(3)	2,055	—
Non-cash interest expense related to convertible senior notes	377	374
Adjusted Net Income (Loss)	$3,051	$(2,967)
Denominator:
Weighted-average number of shares used in calculating net loss per share, basic	55,484,835	53,006,704
Non-GAAP weighted-average effect of dilutive securities	792,630	—
Non-GAAP weighted-average number of shares used in calculating Adjusted Net Income (Loss) per share, diluted	56,277,465	53,006,704

Adjusted Net Income (Loss) per share, basic	$0.05	$(0.06)
Adjusted Net Income (Loss) per share, diluted	$0.05	$(0.06)
______________
(1)Current year acquisition-related costs, net includes deferred retention expenses, while the prior year acquisition-related costs, net include third party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, changes in fair value of contingent consideration liabilities for potential earn-out payments, and the deferred tax valuation allowance release from the 2022 acquisition of KPI Ninja. For additional details refer to Notes 1, 2, and 13 in our condensed consolidated financial statements.
(2)Litigation costs include costs related to litigation that are outside the ordinary course of our business. For additional details, refer to Notes 8 and 14 in our condensed consolidated financial statements.
(3)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 18 in our condensed consolidated financial statements.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Tarah Neujahr Bryan
Chief Marketing Officer
media@healthcatalyst.com